SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 19, 2013

FORRESTER RESEARCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21433	04-2797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

60 Acorn Park Drive

Cambridge, Massachusetts 02140

(Address of principal executive offices, including zip code)

(617) 613-6000

(Registrant’s Telephone number including area code)

N/A

(Former Name or Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers.

On March 19, 2013, the Compensation and Nominating Committee (the “Committee”) of the Board of Directors of Forrester Research, Inc. (the “Company”) approved an amendment and restatement of the Forrester Research, Inc. Executive Cash Incentive Plan (the “Plan”). The Committee administers and has final authority on all matters relating to the Plan. All of the Company’s executive officers are eligible to participate in the Plan.

Under the Plan, each participant is assigned an annual target bonus amount. Bonus payouts under the Plan are based on company performance, the level of which is set annually based on a matrix derived from the Company’s approved operating plan for the applicable Plan year, and if so determined by the Committee, modified upward or downward for team performance goals and/or individual performance goals. Bonuses, if any, are determined and paid after the close of each Plan year, but in no event later than March 15 of the succeeding year.

Under the Plan, the Committee has the discretion to approve the payment of additional or alternative cash bonuses to participants.

The preceding description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Forrester Research, Inc. Amended and Restated Executive Cash Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORRESTER RESEARCH, INC.

By	/s/ Gail S. Mann
	Name:	Gail S. Mann
	Title:	Chief Legal Officer and Secretary

Date: March 22, 2013

Exhibit Index

Exhibit	Description	Page

10.1	Forrester Research, Inc. Amended and Restated Executive Cash Incentive Plan	5